Item 2 (Opinions of Counsel)
                                                                       Exhibit A



                      Paul, Hastings, Janofsky & Walker LLP
                                 399 Park Avenue
                            New York, New York 10022




February 25, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re: Form U-1 Application (File No. 70-10053) relating to the Acquisition of Electric and Gas Utility Operations and Related Businesses of The Montana Power Company

Dear Sir or Madam:

      We have acted as special counsel to NorthWestern Corporation, a Delaware corporation ("NorthWestern" or the "Applicant"), in connection with NorthWestern's Application on Form U-1 (the "Application"), which was filed with the Securities and Exchange Commission (the "Commission") under the Public Utility Holding Company Act of 1935, as amended (the "Act"), on February 14, 2002. Pursuant to the Application, NorthWestern seeks an exemption under Section 3(a)(3) of the Act in connection with its acquisition (the "Transaction") of all of the membership interests (the "Units") of The Montana Power, L.L.C., a Montana limited liability company (the "Company"), from Touch America Holdings, Inc., a Delaware corporation ("TAH").

      The Transaction was consummated February 15, 2002, and the Company now holds the electric and gas utility operations and certain related businesses of The Montana Power Company, a Montana corporation ("MPC"), pursuant to a restructuring of MPC that involved the merger of MPC with and into the Company prior to the closing of the Transaction. As special counsel to NorthWestern, we are familiar with the nature and character of the Transaction which was proposed in the Application. We are furnishing this opinion to you in connection with the Application and pursuant to Rule 24 under the Act and consent to its use as an exhibit to the Application.

      As special counsel to NorthWestern, we have examined copies of the Application and the various exhibits thereto; the certificate of NorthWestern (the "Certificate") filed pursuant to Rule 24 under the Act; that certain Unit Purchase Agreement, dated as of September 29, 2000, as amended by Amendment No. 1 dated as of June 21, 2001, by and among NorthWestern, TAH and MPC (the "Unit Purchase Agreement"); that certain stipulation filed by MPC, NorthWestern, the Montana Consumer Counsel, Commercial Energy Montana and the Large Customer Group on December 28, 2001 (the "Stipulation") settling certain issues in docket Nos.
D.97.7.90 and D2001.1.5 before the Public Service Commission of the State of Montana (the "MPSC"); the MPSC Final Order (the "Final Order") approving, among other things, the Stipulation and the



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February 25, 2002
Page 2


Transaction; the Articles of Organization and the Limited Liability Company Operating Agreement of the Company, as amended (the "Operating Agreement"); resolutions of the Board of Directors of NorthWestern approving the Transaction; the organizational documents of NorthWestern; and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

      As to any facts material to this opinion, we have relied upon the certifications, statements and representations of officers and other representatives of NorthWestern and the Company, certificates of public officials and the representations and warranties of NorthWestern, TAH and MPC set forth in the Unit Purchase Agreement, including the schedules and exhibits thereto. We are assuming that (A) such certifications, representations and warranties were when made, and on the date of consummation of the Transaction were also, true and correct, and (B) all conditions set forth in the Unit Purchase Agreement were satisfied or waived by the appropriate party. We have otherwise undertaken no independent review or investigation of the factual basis for this opinion letter.

      In our examination and in rendering the opinions expressed below, we have assumed the genuineness of all signatures, the legal capacity of all natural persons signing each of the aforementioned documents on behalf of the parties thereto, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. We have assumed that there were no oral modifications or written agreements or understandings which limited, modified or otherwise altered the terms, provisions, and conditions of, or related to, the transactions contemplated by the Unit Purchase Agreement. In rendering the opinions expressed below, we have also assumed that (i) each of the aforementioned documents has been duly authorized, executed and delivered by each of the parties thereto, and that each of such documents constitutes the legal, valid and binding obligation of each party thereto, and (ii) the Board of Directors, officers, manager, member and other representatives, as applicable, of NorthWestern, the Company, MPC and TAH have taken all corporate or limited liability company action necessary to authorize and consummate the Transaction proposed in the Application and all transactions contemplated by the Unit Purchase Agreement.

      Based on the foregoing assumptions and qualifications as described herein, it is our opinion that, as of the consummation of the Transaction:

(a)   The Transaction was consummated in accordance with the Application.

(b) The DGCL and the laws of the States of New York and Montana applicable to the Transaction have been complied with.

(c)   (i)   The Company is validly organized and duly existing under the laws of the State of Montana; and



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February 25, 2002
Page 3


      (ii) the Units purchased by NorthWestern are validly issued, fully paid and nonassessable and NorthWestern is entitled to the rights and privileges appertaining to the Units set forth in the Articles of Organization and the Operating Agreement of the Company.

(d)   NorthWestern legally acquired the Units.

(e) The consummation of the Transaction did not violate the legal rights of the holders of any securities issued by NorthWestern or any "associate company" of NorthWestern (as such term is defined in the Act).

      We are members of the bar of the State of New York. We are not members of the bar of the State of Montana and do not hold ourselves out as experts in the laws of the State of Montana or, generally, of the State of Delaware. Insofar as the laws of the State of Montana are involved in the conclusions set forth in our opinion, we are relying without independent investigation on the opinion of even date of Browning, Kaleczyc, Berry & Hoven P.C., special Montana counsel to NorthWestern, which is being delivered to you, and the opinions expressed herein are subject to the assumptions, limitations and qualifications expressed therein. Our opinion is limited to the laws of the States of New York and Montana, the Delaware General Corporation Law ("DGCL") and the federal laws of the United States in force and effect on the date hereof. Our opinions regarding the laws of any State do not extend to municipal ordinances or the laws of political subdivisions.

Respectfully submitted,

/s/

PAUL, HASTINGS, JANOFSKY & WALKER LLP

                                                    Item 2 (Opinions of Counsel)
                                                                       Exhibit B



---------------------------------------------------------------------------------------------------
                               BROWNING, KALECZYC, BERRY & HOVEN, P.C.

                                          ATTORNEYS AT LAW

---------------------------------------------------------------------------------------------------
G. ANDREW ADAMEK                                                                 J. DANIEL
KIMBERLY A. BEATTY         Mailing Address                Street Address         HOVEN
LEO BERRY               POST OFFICE BOX 1697       139 NORTH LAST CHANCE GULCH   STANLEY T.
BRAND G. BOYAR          HELENA, MONTANA 59624         HELENA, MONTANA 59601      KALECZYC
R. STEPHEN            TELEPHONE (406) 443-6820        TELEFAX (406) 443-6883     CATHERINE A.
BROWNING                    bkbh@bkbh.com                  www.bkbh.com          LAUGHNER
KATHARINE S.                                                                     DAVID M.
DONNELLEY                                                                        MCLEAN
MARK D. ETCHART                                                                  SARA B.
MARY K. GIDDINGS                                                                 STANTON
OLIVER H. GOE                                                                    MARK R. TAYLOR
AIMEE GRMOLJEZ                                                                   KIMBERLY L.
                                                                                 TOWE
                                                                                 STEVEN T. WADE
                                                                                 LEO S. WARD
---------------------------------------------------------------------------------------------------


                                February 25, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re: Form U-1 Application (File No. 70-10053) relating to the Acquisition of Electric and Gas Utility Operations and Related Businesses of The Montana Power Company

Dear Sir or Madam:

      We have been requested by NorthWestern Corporation ("NorthWestern" or the "Applicant"), to render the following opinions to you in connection with NorthWestern's Application on Form U-1 (the "Application"), which was filed with the Securities and Exchange Commission (the "Commission") under the Public Utility Holding Company Act of 1935, as amended (the "Act"), on February 14, 2002. We are furnishing this opinion to you in connection with the Application and pursuant to Rule 24 under the Act and consent to its use as an exhibit to the Application.

      As special Montana counsel to NorthWestern, we are generally familiar with its proposed acquisition (the "Transaction") of all of the membership interests (the "Units") of The Montana Power, L.L.C., a Montana limited liability company (the "Company"), from Touch America Holdings, Inc., a Delaware corporation ("TAH"), which was consummated on February 15, 2002. We have examined that certain Unit Purchase Agreement, dated as of September 29, 2000, as amended by Amendment No. 1 dated as of June 21, 2001, by and among NorthWestern, TAH and The Montana Power Company ("MPC") (the "Unit Purchase Agreement"); that certain stipulation filed by MPC, NorthWestern, the Montana Consumer Counsel, Commercial Energy Montana and the Large Customer Group on December 28, 2001 (the "Stipulation") settling certain issues in docket Nos. D.97.7.90 and D2001.1.5 before the Public Service Commission of the State of Montana (the "MPSC"); the MPSC Final Order (the "Final Order") approving, among other things, the Stipulation and the Transaction; the Articles of Organization as amended by the First Amendment to the Articles of Organization dated February 25, 2002; the Limited Liability Company Operating Agreement of the Company, as amended by Amendment No. 1 to the Limited Liability Company Operating Agreement (the "Operating Agreement"); Organizational Resolutions of the Sole Member and Manager of The Montana Power, L.L.C., dated February 13, 2002 and Written Consent of Sole Member and Manager to Action in Lieu of Meeting effective as of February 15, 2002, Statement of Dissociation of Member of The Montana

February 25, 2002
Page 2


Power, L.L.C. and Election to Continue Business dated February 25, 2002, and have obtained confirmation from the Office of the Secretary of State of Montana that as of February 22, 2002, The Montana Power, L.L.C. was in good standing as a limited liability company registered with the Montana Secretary of State. We have reviewed only these documents as a basis for the opinions set forth below.

      As to any facts material to this opinion, we have relied upon the certifications, statements and representations of officers and other representatives of the Company, certificates of public officials and the representations and warranties of NorthWestern, TAH and MPC set forth in the Unit Purchase Agreement, including the schedules and exhibits thereto. We are assuming that (A) such certifications, representations and warranties were when made, and on the date of consummation of the Transaction were also true and correct, and (B) all conditions set forth in the Unit Purchase Agreement were satisfied or waived by the appropriate party. We have otherwise undertaken no independent review or investigation of the factual basis for this opinion letter. For purposes of this opinion letter, we have not undertaken any examination or investigation of the transactions related to the merger of MPC with the Company and are rendering no opinions concerning that merger. Further, for purposes of this opinion letter, we have not undertaken any examination or investigation of any legal issues which may have been addressed by NorthWestern or its legal counsel in its due diligence prior to the entering into the Unit Purchase Agreement or as part of the final negotiation of the Unit Purchase Agreement, and are rendering no opinions concerning the application of Montana law to the acquisition, transfer or assumption of any assets or liabilities of MPC or the Company other than the purchase of the Units pursuant to the Unit Purchase Agreement.

      In our examination and in rendering the opinions expressed below, we have assumed the genuineness of all signatures, the legal capacity of all natural persons signing each of the aforementioned documents on behalf of the parties thereto, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. We have assumed that there were no oral modifications or written agreements or understandings which limit, modify, or otherwise alter the terms, provisions, and conditions of, or relate to, the transactions contemplated by the Unit Purchase Agreement. In rendering the opinions expressed below, we have also assumed that (i) each of the aforementioned documents has been duly authorized, executed and delivered by each of the parties thereto, and that each of such documents constitutes the legal, valid and binding obligation of each party thereto, and (ii) the Board of Directors, officers, manager, member and other representatives, as applicable, of NorthWestern, the Company, MPC and TAH have taken all corporate or limited liability company action necessary to authorize and consummate the Transaction proposed in the Application and all transactions contemplated by the Unit Purchase Agreement.

      Based on the foregoing assumptions and qualifications as described herein, it is our opinion that, in the event the Transaction was consummated in accordance with the Application:

(a) The laws of the State of Montana applicable to the Transaction have been complied with and the MPSC has issued a Final Order which, among other things, authorizes MPC to complete its proposed sale of the Company to NorthWestern subject to the provisions contained in the Final Order;

February 25, 2002
Page 3


(b) (i) The Company is validly organized and duly existing under the laws of the State of Montana; and

      (ii) the Units purchased by NorthWestern are validly issued, fully paid and nonassessable and NorthWestern is entitled to the rights and privileges appertaining to the Units set forth in the Articles of Organization and the Operating Agreement of the Company.

(c)   NorthWestern legally acquired the Units.

      We are members of the bar of the State of Montana. The law covered by the opinions expressed herein is limited to the law of the State of Montana, as interpreted by us on this date. The receiver of this letter, or any person or entity entitled to rely on the opinions herein, should be aware that the Montana Supreme Court has put in doubt the value of established case law precedent generally, as it has repeatedly overturned or altered longstanding judicial precedent.

      This letter may be relied upon only by the Commission and by Paul Hastings Janofsky & Walker LLP, special counsel to NorthWestern, in connection with the Application on Form U-1 filed with the Commission under the Act, and the opinion of such firm in connection with the Application, and may not be used or relied upon by the recipient or such counsel, or by any other person or entity for any other purpose whatsoever without in each instance our prior written consent.

Respectfully submitted,


/s/


BROWNING, KALECZYC, BERRY & HOVEN P.C.